UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

INTERACTIVE STRENGTH INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(6)(i)(4) and 0-11.

Interactive Strength, Inc. Announces Change of Date for Annual Meeting of Stockholders to June 8

AUSTIN, TX / ACCESS Newswire / June 3, 2026 / Interactive Strength Inc. (Nasdaq: TRNR) (“TRNR” or the “Company”), maker of innovative specialty fitness equipment under the Wattbike, CLMBR, FORME and Ergatta brands, today announced that its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which was originally scheduled to be held on June 4, 2026, has been rescheduled due to changes in planned travel for key participants.

The Annual Meeting is now scheduled to be held on June 8, 2026 at 10:00 a.m. Central Time. The record date for the Annual Meeting, April 8, 2026 (the “Record Date”), is unchanged and applies to the postponed Annual Meeting.

Only stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the postponed Annual Meeting.

For more information, see TRNR’s investor website as well as its required filings with the U.S. Securities and Exchange Commission (SEC).

TRNR Investor Contact

ir@interactivestrength.com

About Interactive Strength Inc.

Interactive Strength Inc. (Nasdaq:TRNR) is an operationally focused acquirer that has established a leading portfolio of premium fitness brands - Wattbike, CLMBR, FORME and Ergatta - that combine advanced hardware, smart technology, and immersive content to deliver exceptional training experiences for both commercial and home use.

Wattbike offers a range of high-performance indoor bikes that set the global standard in cycling. Known for unmatched accuracy, realistic ride feel, and advanced performance tracking, Wattbike is trusted by elite athletes, national teams, and fitness enthusiasts around the world.

CLMBR redefines the next-generation vertical climbing experience through its patented open-frame design and immersive touchscreen, delivering a high-intensity, low-impact workout that’s both efficient and effective.

FORME delivers strength, mobility, and recovery training through immersive content, performance-grade hardware, and expert coaching. Its wall-mounted systems include the Studio, a smart fitness mirror for guided programming and live 1:1 personal training, and the Lift, which adds smart resistance cable training - ideal for high-performance environments and sport-specific development.

Ergatta is a connected fitness company recognized as a pioneer in game-based rowing. Its connected rowing equipment combines competitive, game-based workouts with a premium hardware experience, generating industry-leading engagement and retention metrics.

From elite performance to everyday wellness, the Company’s ecosystem of performance-focused solutions delivers data-driven outcomes for athletes, fitness enthusiasts, and commercial operators.For more information about Interactive Strength, please visit www.interactivestrength.com.

Channels for Disclosure of Information

In compliance with disclosure obligations under Regulation FD, we announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via our investor relations website. Any updates to the list of disclosure channels through which we may announce information will be posted on the investor relations page on our website.

Forward Looking Statements:

This press release includes certain statements that are “forward-looking statements” for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives and projections about the future. Forward-looking statements generally are accompanied by words such as “believe”, “project”, “expect”, “anticipate”, “estimate”, “intend”, “strategy”, “future”, “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding: the expected date of the Annual Meeting. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Risks and uncertainties include but are not limited to: the ability to successfully integrate Ergatta’s operations; the ability to retain key personnel; the ability to achieve projected revenue, margin, retention and EBITDA targets; demand for our products and services; subscriber retention rates; competition, including technological advances made by and new products released by our competitors; our ability to accurately forecast consumer demand for our products and adequately maintain our inventory; our reliance on a limited number of suppliers and distributors for our products; and macroeconomic conditions affecting consumer discretionary spending. A further list and descriptions of these risks, uncertainties and other factors can be found in filings with the Securities and Exchange Commission. To the extent permitted under applicable law, the Company assumes no obligation to update any forward-looking statements.

# # #